UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

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Assured Guaranty Ltd.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EMBRACE POSSIBILITIES, INVEST IN CERTAINTIES

# Proxy Statement Supplement

April 2022

This information supplements the proxy statement of Assured Guaranty Ltd., dated March 23, 2022, which we refer to as our Proxy Statement, and which we distributed to our shareholders in connection with our Annual General Meeting to be held on May 4, 2022. This information should be read in conjunction with our Proxy Statement.

ASSURED GUARANTY®

# Forward-Looking Statements and Safe Harbor Disclosure

ASSURED GUARANTY

- This proxy statement supplement contains information that includes or is based upon forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements give the expectations or forecasts of future events of Assured Guaranty Ltd. (AGL) and its subsidiaries (collectively with AGL, Assured Guaranty or the Company). These statements can be identified by the fact that they do not relate strictly to historical or current facts and relate to future operating or financial performance
- Any or all of Assured Guaranty's forward looking statements herein are based on current expectations and the current economic environment and may turn out to be incorrect. Assured Guaranty's actual results may vary materially. Among factors that could cause actual results to differ adversely are: (1) the development, course and duration of the COVID-19 pandemic and the governmental and private actions taken in response, the effectiveness, acceptance and distribution of COVID-19 vaccines and therapeutics, and the global consequences of the pandemic and such actions, including their impact on the factors listed below; (2) changes in the world's credit markets, segments thereof, interest rates, credit spreads or general economic conditions; (3) developments in the world's financial and capital markets that adversely affect insured obligors' repayment rates, Assured Guaranty's insurance loss or recovery experience, investments of Assured Guaranty or assets it manages; (4) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (5) the loss of investors in Assured Guaranty's asset management strategies or the failure to attract new investors to Assured Guaranty's asset management business; (6) the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (7) insured losses in excess of those expected by Assured Guaranty or the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates for insurance exposures, including as a result of the failure to resolve Assured Guaranty's Puerto Rico exposures in a manner substantially consistent with the support agreements signed to date; (8) increased competition, including from new entrants into the financial guaranty industry; (9) poor performance of Assured Guaranty's asset management strategies compared to the performance of the asset management strategies of Assured Guaranty's competitors; (10) the possibility that investments made by Assured Guaranty for its investment portfolio, including alternative investments and investments it manages, do not result in the benefits anticipated or subject Assured Guaranty to reduced liquidity at a time it requires liquidity, or to unanticipated consequences; (11) the impact of market volatility on the mark-to-market of Assured Guaranty's assets and liabilities subject to mark-to-market, including certain of its investments, most of its financial guaranty contracts written in credit default swap (CDS) form, and certain consolidated variable interest entities (VIEs); (12) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its insurance subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL's insurance subsidiaries have insured; (13) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (14) changes in applicable accounting policies or practices; (15) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; (16) the failure of Assured Guaranty to successfully integrate the business of BlueMountain Capital Management, LLC (BlueMountain, now known as Assured Investment Management LLC) and its associated entities; (17) the possibility that acquisitions made by Assured Guaranty, including its acquisition of BlueMountain (BlueMountain Acquisition), do not result in the benefits anticipated or subject Assured Guaranty to unanticipated consequences; (18) difficulties with the execution of Assured Guaranty's business strategy; (19) loss of key personnel; (20) the effects of mergers, acquisitions and divestitures; (21) natural or man-made catastrophes or pandemics, including developments in eastern Europe; (22) other risk factors identified in AGL's filings with the United States (U.S.) Securities and Exchange Commission (the SEC); (23) other risks and uncertainties that have not been identified at this time; and (24) management's response to these factors
- The foregoing review of important factors should not be construed as exhaustive, and should be read in conjunction with the other cautionary statements that are included in the Company's annual report on Form 10-K for the year ended December 31, 2021 (Form 10-K). The Company undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law. Investors are advised, however, to consult any further disclosures the Company makes on related subjects in the Company's reports filed with the SEC
- If one or more of these or other risks or uncertainties materialize, or if the Company's underlying assumptions prove to be incorrect, actual results may vary materially from what the Company projected. Any forward looking statements in the Form 10-K reflect the Company's current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to its operations, results of operations, growth strategy and liquidity
- For these statements, the Company claims the protection of the safe harbor for forward looking statements contained in Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act)

# 2021 Was A Banner Year for Us

ASSURED GUARANTY

**Highlights from our excellent year:**

- Earned $389 million of net income attributable to Assured Guaranty Ltd. (AGL), nearly *8% more* than in 2020, and $470 million of adjusted operating income*, *84% more* than in 2020
- Grew shareholders' equity per share attributable to Assured Guaranty Ltd. *by 9%* to $93.19, adjusted operating shareholders' equity per share* *by 13%* to $88.73, and adjusted book value per share* *by 14%* to $130.67
- Completed two plan support agreements covering 74% of our net insured par of Puerto Rico debt outstanding on December 31, 2021, a primary driver of the *$204 million economic benefit* against our expected losses in the public finance sector for the year
- Robust gross written premiums (GWP) of *$377 million* and insurance new business production (PVP*) of *$361 million*, with direct GWP and PVP each exceeding $350 million for the third consecutive year
- With more than a 60% share of insured par issued, we led the municipal bond insurance industry to its *highest market penetration* in a dozen years
- Issued $900 million of new public debt and retired higher interest debt resulting in *annual debt service savings of $5.2 million* through the next maturity date despite raising *$300 million more* than was retired
- Returned *$562 million to our shareholders* through share repurchases (10.5 million shares, or 14% of our shares outstanding at December 30, 2020), and dividends
- *$3.0 billion* of inflows of third-party assets under management during the year

* Asterisked terms throughout the presentation are non-GAAP measures; please see Appendix B for information about these non-GAAP financial measures and how they may be calculated from, and, to the extent there is a directly comparable GAAP financial measure, reconciled to the most directly comparable GAAP financial measures

# A Milestone: Our Puerto Rico Settlements

- We have substantial insured exposure to Puerto Rico and believe that developments relating to our Puerto Rico exposure have had a strong influence on the price of our shares since 2015

**Exposure to Puerto Rico**
**$3.6 Billion Net Par Outstanding**



- In 2021, after over 5 years of negotiation, we completed two plan support agreements covering 74% of our $3.6 billion net par outstanding exposure to Puerto Rico as of December 31, 2021
- The impact of this milestone on our financial metrics was not known to the market until we announced our financial results on February 24, 2022

# Our TSR Responds

- While our Compensation Committee was aware of the significance to the Company of the Puerto Rico settlements at the time it set our CEO's Compensation, the market learned of its significance only when we announced our financial results on February 24, 2022

**Cumulative Total Shareholder Return From December 31, 2016**


250
200
150
100
50
0
2016
2017
2018
2019
2020
2021
31-Mar-22
Comp
RMC
SPX
SPXF
AGO

**Assured Guaranty TSR versus Executive Compensation Comparison Group Average TSR As of March 31, 2022**


120.00%
100.00%
80.00%
60.00%
40.00%
20.00%
0.00%
15 Months
39 Months
63 Months
Comp
AGO

Comp: Executive Compensation Comparison Group
RMC: Russell MidCap Financial Services Index
SPX: S&P 500 Index
SPXF: S&P 500 Financial Index
AGO: Assured Guaranty Ltd.

# Our CEO's Compensation Is Tied To Performance

- Our CEO's compensation is tied to our performance; 89.5% of his compensation for 2021 constituted incentive compensation
- Given our extraordinary results in 2021, our Compensation Committee awarded our CEO a compensation package that was 6.5% higher than the package he received for 2020
- For 2020, when our performance was less impressive, our Compensation Committee awarded our CEO a compensation package that was 4.2% *below* the package he received for 2019



TOTAL DIRECT 2019 CEO COMPENSATION
TOTAL DIRECT 2020 CEO COMPENSATION
TOTAL DIRECT 2021 CEO COMPENSATION
$11,727,000
$4,050,000
$2,700,000
$3,727,000
$1,250,000
-4.2%
$11,229,625
$4,200,000
$2,800,000
$2,979,625
$1,250,000
+6.5%
$11,954,988
$4,350,000
$2,900,000
$3,454,988
$1,250,000
Performance-Based Equity
Time-Based Equity
Performance-Based Cash Incentive
Fixed Compensation-Based Salary

# We Exceeded All But One of Our Financial Performance Targets, Many Significantly

- Our CEO's short-term non-equity incentive compensation is determined in accordance with a formula (See Appendix A)
- 67% of our CEO's short-term non-equity incentive compensation score is determined by the performance of 6 financial measures against targets set in advance by our Compensation Committee (the remaining 33% is determined by his attainment of qualitative goals)
- In 2021, we exceeded all but one of the financial measure targets, many very significantly:



Core Operating Income per Diluted Share*
$3.11
$3.62
$5.91
2020 Actual
2021 Target
2021 Actual
Core Operating Return on Equity*
4.40%
4.60%
7.30%
2020 Actual
2021 Target
2021 Actual
Core Operating Shareholders' Equity per Share*
$78.46
$82.90
$88.26
2020 Actual
2021 Target
2021 Actual
Core Adjusted Book Value per Share*
$114.97
$122.60
$130.33
2020 Actual
2021 Target
2021 Actual
PVP* (millions)
$390
$475
$361
2020 Actual
2021 Target
2021 Actual
Gross Third-Party Assets Raised (billions)
$1.6
$2.7
$3.0
2020 Actual
2021 Target
2021 Actual

* Asterisked terms throughout the presentation are non-GAAP measures; please see Appendix B for information about these non-GAAP financial measures and how they may be calculated from, and, to the extent there is a directly comparable GAAP financial measure, reconciled to the most directly comparable GAAP financial measures

# Equity Award and Summary

- Our Compensation Committee awarded our CEO $7.25 million in target nominal amount of long-term equity, which constituted less than a 4% increase over the target nominal amount for the prior year
  - 60% of the CEO's long-term equity award is contingent and depends upon the performance of our Company over a three-year period; see Appendix C
- Our Compensation Committee evaluates our CEO's overall compensation level in the context of market pay levels and trends based on information provided by its consultant
  - Our Compensation Committee has long recognized that, as the only public company still writing financial guaranty business, it is difficult for us to identify companies to which we can compare our performance and compensation program
- Our Compensation Committee believes it is appropriate for our CEO to be recognized for the outstanding year our Company had in 2021, and that it is important to provide our CEO with a strong incentive to continue his leadership of our Company as we transform ourselves into a diversified financial services company focused on both financial guaranty and asset management
- We appreciate your time and consideration of these additional materials in support of the recommendation of our Board of Directors to vote in favor of Proposal Number 2, the "say on pay" proposal, and ask for your support of our Board's recommendations by voting "For" the compensation paid to our named executive officers

# Appendix A: Our Short-Term Non-Equity (Cash) Incentive Payment Formula



Core Oper. Income per Dil. Share¹
Core Oper. Return on Equity¹
Gross Third-Party Assets Raised¹
PVP¹
Financial Goal Achievement Score¹
Core Oper. Shareholder's Equity per Share¹
Core Adj. Book Value per Share¹
67%
33%
Non-Financial Objectives Achievement Score¹
Annual Achievement Score¹
X
Target Cash Incentive Amount²
=
Annual Cash Incentive Payment

[1] All unweighted scores expressed as a percent from 0% to 200%
[2] Target cash amount equals base salary times the target multiple, 2x in the case of the named executive officers

# Appendix B: Non-GAAP Financial Measures

ASSURED GUARANTY

This proxy statement supplement references financial measures that are not determined in accordance with U.S. generally accepted accounting principles (GAAP), and are identified as core, operating, PVP or non-GAAP. Although these non-GAAP financial measures should not be considered substitutes for GAAP measures, our management and Board consider them important performance indicators and have employed them, as well as other factors, in determining senior leadership incentive compensation. We referenced in the Management's Discussion and Analysis in our Annual Report on Form 10-K for the year ended December 31, 2021 certain of the non-GAAP financial measures we use in this proxy statement supplement. The definitions for those non-GAAP financial measures, which are listed below, and how they may be calculated from the most directly comparable GAAP financial measures, may be found on pages 102 to 106 of our Annual Report on Form 10-K for the year ended December 31, 2021, which is available on our website at www.assuredguaranty.com

- *adjusted operating income*
- *adjusted operating shareholders' equity*
- *adjusted book value (ABV)*
- *PVP or present value of new business production*

This proxy statement supplement also references certain non-GAAP financial measures, which are identified as "core", that our management and Board also consider important performance indicators and have employed, as well as other factors, in determining the incentive compensation of our senior leadership team. These "core" measures, and how they are calculated from our GAAP financial statements, are as follows:

- *Core operating income per diluted share*. After making the adjustments to net income attributable to Assured Guaranty Ltd. described on pages 103 to 104 of our Annual Report on Form 10-K, Management's Discussion and Analysis, Non-GAAP Financial Measures to arrive at adjusted operating income, we subtract the gain (or loss) included in net income related to VIE consolidation, net of the tax provision, and to calculate the per diluted share amount divides the result by the weighted average diluted Common Shares during the period. Our adjusted operating income is shown in the table on page 80 of our Annual Report on Form 10-K, Management's Discussion and Analysis of Financial Condition and Results of Operations, Executive Summary, Financial Performance of Assured Guaranty, and the gain (or loss) included in net income related to VIE consolidation is shown in the same table as "Other."
- *Core operating shareholders' equity per share*. After making the adjustments to shareholders' equity attributable to Assured Guaranty Ltd. described on pages 104 to 105 of our Annual Report on Form 10-K, Management's Discussion and Analysis, Non-GAAP Financial Measures to arrive at non-GAAP operating shareholders' equity, we subtract the gain (or loss) related to VIE consolidation, net of the tax provision, also disclosed in such section of the Form 10-K, and to calculate the per share amount divide by the number of Common Shares outstanding
- *Core ABV*. After making the adjustments to shareholders' equity attributable to Assured Guaranty Ltd. described on pages 104 to 105 of our Annual Report on Form 10-K, Management's Discussion and Analysis, Non-GAAP Financial Measures to arrive at adjusted book value (ABV), we subtract the gain (or loss) related to VIE consolidation, net of the tax provision, also disclosed in such section of the Form 10-K, and to calculate the per share amount divide by the number of Common Shares outstanding
- *Core operating ROE*. Core operating ROE is calculated as core operating income divided by the average of core operating shareholders' equity at the beginning and end of the period

# Appendix C:
# Equity Incentive Program

**Long-Term Equity Incentive**



60% performance based
ABV PSUs 30%
RSUs 40%
TSR PSUs 30%

- ***PSUs.*** Each performance share unit represents a contingent right to receive up to a certain number of Common Shares
  - ***ABV PSUs.*** Each ABV PSU represents the right to receive up to two of our Common Shares at the end of a three-year performance period depending on the growth in Core ABV* per share over the three-year performance period. The target growth rate is an aggregate of 15% over that three-year period, for which the recipient earns one Common Share for each ABV PSU. At the threshold of 80% of the target growth (or 12%), the recipient earns one-half share for each ABV PSU; for growth rates below that amount, the recipient earns no Common Shares. At the maximum of 120% of the target growth (or 18%) or above the recipient earns two of our Common Shares for each ABV PSU. The Compensation Committee believes that Core ABV* per share is the best measure of the intrinsic value of our Common Shares, and that growth in Core ABV* per share will eventually result in growth in the price of our Common Shares, and the Compensation Committee incorporated the measure into both its short-term cash incentive program and its long-term equity compensation program to motivate executives to grow Core ABV* per share on both a short-term and long-term basis.
  - ***TSR PSUs.*** Each TSR PSU represents the right to receive up to 2.5 (for extraordinary performance at the 95th percentile) of our Common Shares at the end of a three-year performance period, depending on the performance of our TSR over that three-year period relative to the TSR of the Russell Midcap Financial Services Index. The target Company TSR for that period is the 55th percentile of the Index, for which the recipient earns one Common Share for each TSR PSU. At the 25th percentile of the Index the recipient earns one-half share for each Relative TSR PSU; for Company TSRs below that level, the recipient earns no Common Shares. A Company TSR at the 95th percentile of the Index or above earns the recipient 2.5 of our Common Shares for each Relative TSR PSU
- ***RSUs.*** Each RSU represents a right to receive one of our Common Shares at the end of a three-year vesting period

**Assured Guaranty Contacts:**
Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
Direct: 212.339.0861
Rtucker@agltd.com

Andre Thomas
Managing Director, Equity Investor Relations
Direct: 212.339.3551
Athomas@agltd.com

# Proxy Statement Supplement
April 2022

ASSURED GUARANTY®